                                                                    Exhibit 8.14


                         Nicholas-Applegate Mutual Funds
                          600 West Broadway, 30th Floor
                              San Diego, CA  92101


_________________, 1997


PNC Bank, National Association
Airport Business Center
International Court 2
200 Stevens Drive
Lester, Pennsylvania  19113

Ladies and Gentlemen:

     Reference is made to the Custodian Services Agreement between us dated as of April 1, 1993 (the "Agreement").

     Pursuant to Section 2 of the Agreement, we wish to add the following series to the Agreement:

Nicholas-Applegate Global Blue Chip Fund
Nicholas-Applegate Emerging Markets Bond Fund

          Please indicate your acceptance of this addition by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.

Sincerely,


E. Blake Moore, Jr.
Secretary

APPOINTMENT ACCEPTED:

PNC BANK, NATIONAL ASSOCIATION


By:
   --------------
Title:
      -----------